EXHIBIT 10.5

NOTE: PORTIONS OF THIS EXHIBIT (MARKED WITH AN ASTERISK) HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT

                          AMERITEL COMMUNICATIONS, INC.
                          6115-A Jimmy Carter Boulevard
                               Norcross, Georgia 30071

August 29, 1997

SunTV
6600 Port Road
Groveport, Ohio 43125

Attn: Mr. Joseph Kapps

Gentlemen:

This letter confirms the procedure which Ameritel Communications, Inc. ("Ameritel") will follow in providing cellular services for the customers of SunTV.

Ameritel shall porvide SunTV's customers with cellular services on an exclusive basis, which shall include processing cellular telephone activations and providing access to cellular mobile radio service ("Service") in all SunTV retail store locations as set forth on Exhibit A attached hereto. In the event that SunTV opens additional stores, such locations shall be added to Exhibit A and Ameritel shall provide cellular services to SunTV's customers at such locations pursuant to the terms and conditions hereof.

To enable Ameritel to activate the cellular telephones purchased by SunTV's customers, customers will be required to call a toll-free Ameritel activation line and submit specific information for credit processing. Customers may be required to make a security deposit in order to receive Service. After credit review has been completed and approved, and any required deposit received, the customer's telephone will be activated.

Ameritel will maintain a toll-free 800 telephone number to permit SunTV's customers participating in the SunTV-Ameritel program to initiate the activation process and to make all inquiries. The 800 telephone number will also provide access to the Ameritel automated information center, 24 hours a day, seven days a week.

The 800 activation number will be included with each cellular telephone purchased by SunTV's customers. SunTV's customers must select a rate plan in accordance with the Ameritel published rate plans, as set forth in the attached Cellular Schedule, or in any promotions approved in writing by Ameritel.

SunTV acknowledges that Ameritel will only activate cellular telephones sold to customers agreeing to use Ameritel Service. Cellular telephones purchased by customers who intend to use Service provided by any carrier other than Ameritel will not be activated by Ameritel and will not qualify for any Ameritel cash back or other promotional offerings.

SunTV shall not sell any cellular telephones which have not received a typed acceptance certificate from the FCC pursuant to Parts 2 and 69 of the U.S. Code of Federal Regulation, are not compatible with the cellular systems operated by the providers of Service to Ameritel, are not authenticatable or which are otherwise not acceptable to Ameritel.

SunTV shall comply with Ameritel's administrative procedures for provision of cellular services, including delivery by facsimile, electronic transfer or regular mail of such copies of customer service agreements, credit applications and other documentation required in connection therewith. SunTV shall also engage in commercially reasonable amounts of newspaper or other advertising to promote the sale of cellular telephones.

Ameritel shall pay to SunTV the commission set forth on the attached Cellular Schedule for each activation by Ameritel of a cellular telephone purchased by a SunTV customer. Such commission shall be payable by the 25th day of the month following the month in which the activation occurs.

Either party may terminate this agreement on 60 days prior written notice to the other.

If this letter accurately sets forth the terms of our agreement, please so indicate by signing the enclosed copy where indicated and returning same to the undersigned.

                                                   Very truly yours,

                                                   Ameritel Communications, Inc.

                                                   By: /s/ Albert Bodamer
                                                          Senior Vice President

Accepted and Agreed

SunTV
By: /s/ John Lyme

STORE #       CITY                  STATE          MARKET
To be rolled immediately:
3             Columbus              OH             Columbus
6             Columbus              OH             Columbus
7             Columbus              OH             Maryville
9             Columbus              OH             Columbus
12            Hebron                OH             Columbus
14            Zanesville            OH             Maryville
15            Ontario               OH             Mansfield
17            Findlay               OH             Toledo
20            Canton                OH             Saginaw
25            Mentor                OH             Cleveland
26            North Olmstead        OH             Akron
27            Parma                 OH             Cleveland
29            Elyria                OH             Cleveland
30            North Randall         OH             Cleveland
32            Akron                 OH             Akron
33            Fairlawn              OH             Akron
35            Columbus              OH             Maryville
37            Mayfield              OH             Cleveland
38            Lancaster             OH             Marysville
39            Lima                  OH             Lima
43            Cincinnati            OH             Marysville
46            Florence              KY             Covington
47            Cincinnati            OH             Cincinnati
To be rolled in 30 to 60 days
19            West Mifflin          PA             Pittsburgh
21            Monroeville           PA             Pittsburgh
22            Pittsburgh            PA             Pittsburgh
23            Pittsburgh            PA             Pittsburgh
34            Pittsburgh            PA             Pittsburgh
36            Washington            PA             Pittsburgh
41            Johnstown             PA             Johnstown
Roll Out To Be Announced
16            Chillicothe           OH             Ross County
18            Cranberry Twp         PA             Butler
24            Steubenville          OH             Steubenville
28            Warren                OH             Youngstown
31            Youngstown            OH             Youngstown
40            Erie                  PA             Erie
42            Beckley               WV             Beckley
44            St. Clairsville       OH             Wheeling
45            Parkersville          WV             Parkersburg
58            Charlestown           WV             Charlestown
62            Huntington            WV             Huntington

Cellular Schedule

Rate Plans          Family Link       Special Connect     Cell Touch
----------          -----------       ---------------     -----------
Monthly Service     $19.95            $29.95              $49.95
Package
Included Minutes       0                30                  120
Contract Length     Month-to-Month     1 year               1 year
                      1 year
Addition Peak       $.45/min-$.35/min  $.30/min             $.25/min
Offpeak             $.45/min-$.35/min  $.15/min             $.25/min
Commission          *

Prices effective March 1, 1997. All prices are subject to change without notice. Rates shown do not include applicable loca tolls, roaming tolls, or taxes.

*  THIS PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION